Exhibit 10.6
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                                     September 11, 2003


Glenn E. Deegan
27 Allerton Road
Milton, MA 02186

Re: Retention Benefit
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Dear Mr. Deegan:

     MacroChem Corporation (the "Company") wishes to encourage you to continue your employment with us and, to that end, is offering you a retention agreement on the following terms:

     1. FIRST RETENTION BENEFIT. The Company will pay you a retention bonus of $10,000 (the "First Retention Bonus") if you remain continuously employed by the Company through December 31, 2003 (the "First Retention Date"). In the event that the Company terminates your employment prior to the First Retention Date, other than for cause, the Company will pay you the First Retention Bonus. Payment of the First Retention Bonus will be made within five days of the earlier of (i) the First Retention Date or (ii) the date that the Company terminates your employment other than for cause. For purposes of this agreement, "cause" shall mean only seriously deficient performance which remains unremedied after counseling from your manager or serious misconduct.

     2. SECOND RETENTION BENEFIT. In addition to the First Retention Bonus described above, the Company will pay you an additional retention bonus of $20,000 (the "Second Retention Bonus") if you remain continuously employed by the Company through June 30, 2004 (the "Second Retention Date"). In the event that the Company terminates your employment prior to the Second Retention Date, other than for cause, the Company will pay you the Second Retention Bonus. Payment of the Second Retention Bonus will be made within five days of the earlier of (i) the Second Retention Date or (ii) the date that the Company terminates your employment other than for cause. For purposes of this agreement, "cause" shall mean only seriously deficient performance which remains unremedied after counseling from your manager or serious misconduct.

     3. CONTINUING EMPLOYEE OBLIGATIONS. In consideration of the Company's assurances under this agreement, you agree that during your employment, you will devote your full business time and your best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its affiliates and to the discharge of your duties and responsibilities for them.

     4. AT-WILL EMPLOYMENT. Employment with the Company remains on an at-will basis, as it was immediately prior to this agreement, meaning that both you and the Company will be free to terminate the employment relationship at any time, with or without notice or cause, subject only to the Company's obligations under paragraphs 1 and 2 above.

     5. WITHHOLDING. All payments by the Company under this agreement will be reduced by all taxes and other amounts that the Company is required to withhold under applicable law.

     6. ENTIRE AGREEMENT. This letter sets forth the entire agreement between you and the Company and replaces all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the subject matter hereof. This agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and an authorized representative of the Company. Notwithstanding the foregoing, nothing herein shall supercede, alter or otherwise affect the terms of the Confidentiality Agreement dated June 8, 2001 between you and the Company, the Noncompetition Agreement dated June 5, 2001 between you and the Company and the Severance Agreement dated October 25, 2002 between you and the Company.

     If the foregoing is acceptable to you, please sign the enclosed copy of this letter in the space provided and return it to me, at which time this letter and that copy will take effect as a binding agreement between you and the Company on the basis set forth above.

                                     MACROCHEM CORPORATION

                                     By:   /s/ Robert J. DeLuccia
                                           -------------------------------------
                                           Robert J. DeLuccia
                                     Its,  President and Chief Executive Officer

Accepted and agreed:

/s/ Glenn E. Deegan
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Signature

Glenn E. Deegan
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Printed Name

Date:  10/30/03
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